SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                              FORM 8-K


                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

                               April 9, 1998


                        DELTA PETROLEUM CORPORATION
          (Exact name of registrant as specified in its charter)



    Colorado                       0-16203             84-1060803
    (State of                     Commission          (I.R.S. Employer
  Incorporation)                    File No.         Identification No.)



        Suite 3310
        555 17th Street
        Denver, Colorado                             80202
  (Address of principal executive offices)         (Zip Code)


     Registrant's telephone number, including area code:  (303) 293-9133


ITEM 5.   OTHER EVENTS

     A. On April 3, 1998, the Company entered into an agreement with Slawson Exploration Company ("Slawson") entitled "Termination of Participation Agreement" ("Agreement"), a copy of which is attached hereto as Exhibit 99.1. Under the Agreement, the Company sold its interest in the Bali Prospect in Solano County, California back to Slawson and terminated its participation therein in return for payment by Slawson for $359,864.10 adjusted for certain credits and current accounts between the companies.

          The Company remains a participant in three other 3-D seismic exploration and drilling projects with Slawson within the Sacramento Basin.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     99.1 Termination of Participation Agreement with Slawson
          Exploration Company.
     99.2 Professional Service Agreement with GlobeMedia AG.
     99.3 Investment Representation Agreement with GlobeMedia AG.

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

          On March 25, 1998, the Company executed a Professional Service Agreement (the"Agreement") with GlobeMedia AG of Germany and Switzerland ("GlobeMedia") to represent the Company in Germany and other European countries in the creation of an awareness of the Company in the European financial community through the dissemination of public shareholder and broker information. Among other things, the Agreement requires the Company to pay $2,000 per month to GlobeMedia as compensation, and to reimburse GlobeMedia for certain pre-approved expenses. As further consideration, the Company issued to GlobeMedia a variety of options to purchase up to 500,000 shares of the Company's common stock at prices ranging from $2.50 per share to $6.00 per share, with expiration dates ranging from 90 days to one year. The Agreement, which has a term of one year, replaced and superseded the previous agreements between the parties. No underwriters were involved in the subject transaction and no discounts or commissions were paid in connection therewith.

          The section of the Securities Act or the rule of the Commission under which the Company claims an exemption are Sections 4(2) and 4(6), Rule 506 promulgated under Regulation D and Regulation S. GlobeMedia has had a pre-existing business relationship with the Company and has represented to the Company in writing (and the Company reasonably believes) that GlobeMedia is an "Accredited Investor" as such term is defined in Rule 501(a) of Regulation D and is not a "U.S. Person" as such term is defined in Regulation S. Moreover, the Company has taken reasonable steps to preclude the unauthorized distribution of the securities back into the United States and has agreed to include the shares underlying the subject options in a registration statement filed with the Commission.

          The exercise price, number of options and duration are set forth below:


                            NUMBER
     PRICE                 OF OPTIONS                DURATION

     $2.50/share              25,000                  90 days
     2.75/share               25,000                  90 days
     3.00/share               50,000                  90 days
     3.25/share               50,000                  90 days
     3.50/share               50,000                  90 days
     3.75/share               50,000                  90 days
     4.00/share               50,000                   6 mos.
     4.50/share               50,000                   6 mos.
     5.00/share               50,000                   9 mos.
     5.50/share               50,000                   1 yr.
     6.00/share               50,000                   1 yr.

                    Total    500,000

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DELTA PETROLEUM CORPORATION
                                              (Registrant)


Date:  April 9, 1998                 By:  s/Aleron H. Larson, Jr.
                                           Aleron H. Larson, Jr.
                                              Chairman/C.E.O.


                         INDEX TO EXHIBITS


(1)  Underwriting Agreement.  Not applicable.

(2)  Plan of Acquisition, Reorganization, Arrangement,
Liquidation or Succession.  Not applicable.

(3)  (i)  Articles of Incorporation. Not applicable.
     (ii) Bylaws. Not applicable.

(4) Instruments Defining the Rights of Security Holders, including Indentures. Not applicable.

(5)  Opinion: re: Legality.  Not applicable.

(6)  Opinion: Discount on Capital Shares.  Not applicable.

(7)  Opinion: re: Liquidation Preference. Not Applicable.

(8)  Opinion: re: Tax Matters.  Not Applicable.

(9)  Voting Trust Agreement.  Not Applicable.

(10) Material Contracts. Not Applicable.

(11) Statement re: Computation of Per Share Earnings.
      Not Applicable.

(12) Statement re: Computation of Ratios.  Not Applicable.

(13) Annual Report to Security Holders, etc. Not Applicable.

(14) Material Foreign Patents.  Not Applicable.

(15) Letter re: Unaudited Interim Financial Information.
     Not Applicable.

(16) Letter re: Change in Certifying Accountant.
     Not applicable.

(17) Letter re: Director Resignation.  Not applicable.

(18) Letter re: Change in Accounting Principles.  Not Applicable.

(19) Report Furnished to Security Holders.  Not Applicable.

(20) Other Documents or Statements to Security Holders.
     Not applicable.

(21) Subsidiaries of the Registrant.  Not Applicable.

(22) Published Report Regarding Matters Submitted to Vote of
Security Holders.  Not Applicable.

(23) Consents of Experts and Counsel.  Not applicable.

(24) Power of Attorney. Not applicable.

(25) Statement of Eligibility of Trustee.  Not Applicable.

(26) Invitations for Competitive Bids.  Not Applicable.

(27) Financial Data Schedule.  Not Applicable.

(99) Additional Exhibits.

     99.1   Termination of Participation Agreement with Slawson
            Exploration Company.

     99.2   Professional Service Agreement with GlobeMedia AG.

     99.3   Investment Representation Agreement with GlobeMedia AG.